Filed Pursuant To Rule 433

Registration No. 333-275079

January 8, 2024

X/Twitter Post:

Live Address: https://twitter.com/Grayscale/status/1744486619758153942

Text: Excited for $GBTC to potentially uplist as a spot #Bitcoin ETF? Read our recent Q&A for answers to common questions: https://www.grayscale.com/blog/legal-topics/qa-what-happens-when-gbtc-uplists-to-nyse-arca-as-an-etf

Access details and disclosures about GBTC: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

https://www.grayscale.com/blog/legal-topics/qa-what-happens-when-gbtc-uplists-to-nyse-arca-as-an-etf

Q&A What Happens When GBTC Uplists to NYSE Arca as an ETF? Grayscale

Link: https://www.grayscale.com/blog/legal-topics/qa-what-happens-when-gbtc-uplists-to-nyse-arca-as-an-etft

LinkedIn:

Live Address: https://linkedin.com/feed/update/urn:li:share:7150252326367182848

Text: Excited for #GBTC to potentially uplist as a spot #Bitcoin ETF? Read our recent Q&A for answers to common questions: https://www.grayscale.com/blog/legal-topics/qa-what-happens-when-gbtc-uplists-to-nyse-arca-as-an-etf

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC, 290 Harbor Drive, Stamford, CT 06902.

https://www.grayscale.com/blog/legal-topics/qa-what-happens-when-gbtc-uplists-to-nyse-arca-as-an-etf

Q&A What Happens When GBTC Uplists to NYSE Arca as an ETF? Grayscale

Link: https://www.grayscale.com/blog/legal-topics/qa-what-happens-when-gbtc-uplists-to-nyse-arca-as-an-etf

Facebook:

Live Address: https://www.facebook.com/1632920206924572/posts/873305881463137

Text: Excited for #GBTC to potentially uplist as a spot #Bitcoin ETF? Read our recent Q&A for answers to common questions: https://www.grayscale.com/blog/legal-topics/qa-what-happens-when-gbtc-uplists-to-nyse-arca-as-an-etf

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC, 290 Harbor Drive, Stamford, CT 06902.

https://www.grayscale.com/blog/legal-topics/qa-what-happens-when-gbtc-uplists-to-nyse-arca-as-an-etf

Q&A What Happens When GBTC Uplists to NYSE Arca as an ETF? Grayscale

Link: https://www.grayscale.com/blog/legal-topics/qa-what-happens-when-gbtc-uplists-to-nyse-arca-as-an-etf

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.